Exhibit 3.1

EXECUTION VERSION

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

CIFC LLC

This Second Amended and Restated Limited Liability Company Agreement (this “Agreement”) of CIFC LLC (the “Company”) is entered into this 21st day of November, 2016 by F.A.B. Holdings I LP (the “Member”) and CIFC Member LLC (the “Subsidiary”), solely with respect to Section 1 of this Agreement, pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as amended from time to time (the “Act”) with reference to the following facts and circumstances:

WHEREAS, the Certificate of Formation (as amended, restated, supplemented or otherwise modified from time to time, the “Certificate of Formation”) of the Company was filed with the Delaware Secretary of State on July 24, 2015;

WHEREAS, the Company is a party to that certain Amended and Restated Limited Liability Company Agreement of the Company (the “First Amended and Restated Agreement”), dated December 31, 2015, by and among the Company, CIFC Corp. and the shareholders party thereto;

WHEREAS, the Company is a party to that certain Agreement and Plan of Merger, dated as of August 19, 2016 (the “Merger Agreement”), by and among the Company, the Member and CIFC Acquisition, LLC (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company being the surviving company and a subsidiary of the Member (the “Merger”);

WHEREAS, immediately following the effectiveness of the Merger, the limited liability company interests of the Company (“Common Units”) held by the Subsidiary will be cancelled for nil consideration (the “Cancellation of Common Units”) and thereafter the sole member of the Company will be the Member; and

WHEREAS, in connection with the consummation of the Merger and the Cancellation of Common Units, the Member desires to amend and restate the First Amended and Restated Agreement in its entirety, with this Agreement superseding and replacing the First Amended and Restated Agreement.

NOW, THEREFORE, the Member by this Agreement sets forth the Second Amended and Restated Limited Liability Company Agreement for the Company upon the terms and subject to the conditions set forth herein.

1.              Cancellation of Common Units.  Immediately following the effectiveness of the Merger, the Company hereby cancels all Common Units held by the Subsidiary for nil consideration, and the Subsidiary hereby accepts and agrees to such cancellation for nil consideration.

2.              Name.  The name of the Company is CIFC LLC.

3.              Filings.  The execution, delivery and filing of the Certificate of Formation with the Secretary of State of the State of Delaware by Nickolas Milonas, as an “authorized person” of the Company within the meaning of the Act, are hereby authorized, approved, ratified and confirmed. Upon the execution of this Agreement, any Officer or any natural person, partnership (whether general or limited), limited liability company, trust (including a common law trust, business trust, statutory trust, voting trust or any other form of trust), estate, association (including any group, organization, co-tenancy, plan, board, council or committee), corporation, government (including a country, state, county or any other governmental subdivision, agency or instrumentality), custodian, nominee or any other individual or entity (or series thereof) in its own or any representative capacity, in each case, whether domestic or foreign (each a “Person”)  authorized by the Board shall be an “authorized person” of the Company within the meaning of the Act. Any Officer or Person authorized by the Board shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

4.              Purpose.  The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in all lawful activities for which limited liability companies may be formed under the Act.

5.              Powers.  The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose and business described herein and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Company by the Board pursuant to this Agreement.

6.              Principal Business Office.  The principal place of business and office of the Company shall be located, and the Company’s business shall be conducted from, such place or places as may hereafter be determined by the Member.

7.              Registered Office and Registered Agent.  The registered office of the Company in the State of Delaware and the name of its registered agent are set forth in the Certificate of Formation.

8.              Name and Mailing Address of the Member.  The name and the mailing address of the Member are as follows:

Name	Address

F.A.B. Holdings I LP	13 Castle Street
St Helier, Jersey JE4 5UT

9.              Term.  The term of the Company commenced on the date of filing of the Certificate of Formation of the Company in accordance with the Act and shall continue until dissolution of the Company in accordance with Section 19 of this Agreement.

10.       Limited Liability.  Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise,

shall be solely the debts, obligations and liabilities of the Company, and none of the Member or any Officer (as hereinafter defined), employee or agent of the Company (including a person having more than one such capacity) shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of acting in such capacity.

11.       Distributions.  The Member shall be entitled to receive distributions, including, without limitation, tax distributions or distributions in connection with the liquidation, dissolution or winding up of the affairs of the Company, when and as determined by the Board, in its sole discretion, out of funds of the Company legally available therefor, net of any reserves, payable on such record date to the Member.  All determinations made pursuant to this Section 11 shall be made by the Board in its sole discretion.

12.       Management.

a.              General Powers.

i.                  The business and affairs of the Company shall be managed by a board of managers (the “Board” and each such manager who is a member of the Board, a “Manager”). Subject to the express limitations contained in any provision of this Agreement, the Board shall have complete and absolute control of the affairs and business of the Company, and shall possess all powers necessary, convenient or appropriate to carrying out the purposes and business of the Company, including, without limitation, doing all things and taking all actions necessary to carrying out the terms and provisions of this Agreement.

ii.               The Company can only act and bind itself through the action of the Board and through the action of the officers, employees, agents or attorneys-in-fact of the Company if and to the extent appointed and authorized by the Board.

iii.            Subject to the rights and powers of the Board and the limitations thereon contained herein, the Board may delegate to any person any or all of its powers, rights and obligations under this Agreement and may appoint, contract or otherwise deal with any person to perform any acts or services for the Company as the Board may reasonably determine.

iv.           The Board is specifically authorized to execute, sign, seal and deliver in the name of and on behalf of the Company any and all agreements, certificates, instruments or other documents requisite to carrying out the intentions and purposes of this Agreement and of the Company.

b.              Board Composition and Voting Power.  The Board shall consist of a number of Managers who shall each have one (1) vote (each a “Class A Manager”), and a number of Managers who shall each have two (2) votes (each a “Class B Manager”), in each case on all matters to be decided by the Board under this Agreement, pursuant to and in accordance with the Act and/or required by law.  The number of Managers which shall constitute the whole of the Board, and the number of Class A Managers and Class B

Managers, shall be determined from time to time by the Member. As of the date hereof, there will be three (3) Class A Managers and two (2) Class B Managers.  The Class A Managers as of the date hereof shall be Stephen Vaccaro, Oliver Wriedt and Shahzad Shahbaz, and the Class B Managers as of the date hereof shall be Dalinc Ariburnu and Nizar Al-Bassam. Each Manager shall be elected by the Member and, upon election, shall be designated as a Class A Manager or a Class B Manager by the Member. Each elected Manager shall hold office indefinitely until his earlier death, incapacity, resignation, retirement, disqualification or removal from office. Managers need not be a member.

c.               Resignations and Removals. Any Manager may resign at any time by delivering his resignation to the Secretary of the Company in writing or by electronic transmission, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary of the Company or at the discretion of the Member. If no such specification is made, it shall be deemed effective at the discretion of the Member.  The Board or any individual Manager may be removed from office with or without cause by the Member.

d.              Board Meetings.  The Class B Managers shall determine whether there will be an annual meeting of the Board in a given year, and any such meeting shall be held at the place, date and time determined by the Class B Managers; provided, that if there are no Class B Managers, then such determinations shall be made by the Chairman of the Board. Except as hereinafter otherwise provided, regular meetings of the Board shall be held at any place, within or outside of the State of Delaware, which has been designated by resolutions of the Board or the written consent of all Managers (which shall include e-mail consent). Notice need not be given of regular meetings of the Board held at times and places fixed by resolution of the Board.  Special meetings of the Board may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, a Co-Chief Executive Officer, a Class B Manager, or members of the Board representing the majority of the voting power of the whole Board.  Notice of the time and place of all regular and special meetings of the Board shall be given to each Manager by mail, personal delivery, electronic transmission or telephone at least twenty-four (24) hours before the day of the meeting.  If given by mail, notice shall be deemed to be given on the business day next following the date on which such notice is deposited in the mail, and if given by personal delivery on the day on which such notice is delivered. Notice need not be given to any Manager who waives notice in writing, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to such Manager.

e.               Quorum and Participation.  A quorum of the Board shall consist of members of the Board representing the majority of the voting power of the whole Board; provided, however, at any meeting whether a quorum be present or otherwise, members of the Board representing the majority of the voting power of the members of the Board present may adjourn from time to time until the time fixed for the next regular meeting of the Board, without notice other than by announcement at the meeting. At each meeting of the Board at which a quorum is present, all questions and business shall be determined by a vote of a majority of the voting power of the whole Board, unless a different vote be required by law (as if the Company were a Delaware corporation). Any member of the Board, or of any committee thereof, may participate in a meeting by means of telephone conference or other communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

f.                Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if members of the Board representing the majority of the voting power of the whole Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

g.               Fees and Compensation. Managers and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board or a committee thereof.

13.       Officers.  The Board may, from time to time as it deems advisable, appoint officers of the Company (the “Officers”) and assign in writing titles (including, without limitation, two Co-Chief Executive Officers, Vice President, Secretary and Treasurer) to any such person.  Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), the assignment of such title shall constitute the delegation to such Officer of the authorities and duties that are normally associated with that office.  Any delegation pursuant to this Section 13 may be revoked at any time by the Board.

14.       Other Business.  The Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others.  The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

15.       Exculpation and Indemnification.

a.              Indemnification.

i.                  The Company shall indemnify and hold harmless, to the fullest extent permitted by DGCL (as if the Company were a Delaware corporation and such Covered Person (as defined below)) were a director or officer of a Delaware corporation) as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto), any natural person who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, hearing or other proceeding, whether civil, criminal, legislative, administrative or investigative in nature, including a proceeding by any self-regulatory body (a “proceeding”), by reason of the fact that he or she is or was, at any time during which this Section 15 is in effect or any time prior thereto (whether or not such person continues to serve in such capacity at the time any indemnification pursuant hereto is sought or at the time any proceeding relating thereto is pending), a Manager or Officer of the Company, or while serving as a Manager or Officer is or was serving, or is alleged to have been serving, at the request of the Company as a director, officer, manager, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise (each such natural person, a “Covered Person”), whether the basis of such Covered Person’s involvement in such proceeding is any alleged action or omission in an official capacity as a director, officer, manager, partner, trustee, employee or agent or as a result of such Covered Person’s status as such, against all liability suffered (including, without limitation, any judgments, fines, excise taxes or penalties and amounts paid in settlement) and expenses (including attorneys’ fees and disbursements), actually and reasonably incurred by such Covered Person in connection with such proceeding.

ii.               For purposes of this Section 15, a Manager or Officer of the Company serving as a director, officer, manager, partner, trustee, employee or agent of a Person of which the Company owns, directly or indirectly, a majority of the equity interests entitled to vote in the selection of its directors or the members of a comparable governing body or of an employee benefit plan of the Company or of any such Person shall be deemed to have served in such capacity at the request of the Company and actions taken or omitted by a Covered Person in such capacity or on behalf of such an employee benefit plan, if done in good faith and in a manner that he or she reasonably believed was in the best interests of such Person or such employee benefit plan or its participants or beneficiaries, shall be deemed to have been done in a manner not opposed to the best interests of the Company and actions taken or omitted on behalf of a direct or indirect subsidiary of the Company (even if not wholly owned by the Company), if done in good faith and in a manner that he or she reasonably believed to be in the best interests of the subsidiary or its owners, shall be deemed to have been done in a manner not opposed to the best interests of the Company.

iii.            Notwithstanding the foregoing provisions of this Section 15, except as provided in Section 15(b), the Company shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if the proceeding (or part thereof) was authorized by the Board.

iv.           A Covered Person shall also be entitled, to the fullest extent permitted by law, to be paid by the Company the expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by a Covered Person in defending any such proceeding in advance of its final disposition; provided, however, the payment of such expenses incurred by a Manager or Officer in his or her capacity as a Manager or Officer shall be made only upon receipt of an undertaking by or on behalf of the Covered Person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that the Covered Person is not entitled to be indemnified by the Company for such expenses under this Section 15 or otherwise.  The rights conferred upon Covered Persons in this Section 15 shall be contract rights that vest at the time of such Covered Person’s service as a Manager or Officer of the Company and such rights shall continue as to a Covered Person who has ceased to be a Manager or Officer and inure to the benefit of his or her heirs, distributees, executors and administrators.

v.              The indemnification and advancement provided in this Section 15 is intended to comply with the requirements of, and provide indemnification and advancement rights substantially similar to those that may be available to directors, officers, employees and agents of corporations incorporated under the DGCL, as it relates to the indemnification of and advancement to officers, directors, employees and agents of a Delaware corporation and, as such, the parties intend that they should be interpreted consistently with the provisions of, and jurisprudence regarding, indemnification and advancement under the DGCL.

vi.           In the event of any amendment to Section 145 of the DGCL or the amendment or addition of any other provision of the DGCL relating to indemnification and advancement by Delaware corporations of Persons of the type referenced in this Section 15(a), the Board, without the approval of any Member or any other Person, may amend this Agreement to reflect such amendment or addition in the indemnification and advancement provisions of this Agreement.

b.              Right of Claimant to Bring Suit.

i.                  If a claim for indemnification or advancement of expenses under Section 15(a) is not paid in full within sixty (60) days after a written claim therefor, supported by documentation reasonably requested by the Company, has been received by the Company, the claimant may at any time thereafter file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense actually and reasonably incurred in prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that the claimant has not met the standard of conduct which makes it permissible under the DGCL (as if the Company were a Delaware corporation) for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company.  Neither the failure of the Company (including the Board, the Company’s independent counsel or the Members) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL (as if the Company were a Delaware corporation), nor an actual determination by the Company that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

ii.               To the fullest extent permitted under Delaware law, each Covered Person, or other Person to whom advancement of expenses or indemnification has been made hereunder, agrees that all actions for the advancement of expenses or indemnification brought under this Section 15 or otherwise shall be a matter to which Section 18-111 of the Act shall apply and which shall be brought exclusively in the Court of Chancery.  Each of the parties hereto agrees that the Court of Chancery may summarily determine the Company’s obligations to advance expenses (including attorneys’ fees) under this Section 15.

c.               Provisions Nonexclusive.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred on any Covered Person by this Section 15 shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Agreement, agreement, vote of the Member(s) or the Board or otherwise.  The Company may enter into agreements providing for indemnity of or advancement of expenses to a Manager or Officer containing such provisions further to or alternative to the provisions of this Section 15 as the Board determines is in the best interests of the Company.  However, notwithstanding the foregoing, unless expressly agreed to in writing by the Company, the Company’s obligation to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, manager, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise shall be reduced by any amount such person has collected as indemnification from any such other corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise; and, in the event the Company has fully paid such expenses, the Covered Person shall return to the Company any amounts subsequently received from such other source of indemnification.

d.              Indemnification of Non-Covered Persons.  This Section 15 shall not limit in any way the ability of the Company, to the extent and in any manner permitted by law, to indemnify and advance expenses to persons other than Covered Persons when and as authorized by the Board.

e.               Authority to Insure.  The Company may purchase and maintain insurance, at its expense, on behalf of any Person who is or was a Covered Person and any other Person against any liability, expense or loss asserted against such Person and incurred by such Person, whether or not the Company would have the power or obligation to indemnify such Person against such liability, expense or loss.

f.                Survival of Rights.  The rights provided by this Section 15 shall continue as to a Person who has ceased to be a Covered Person or is a Person who has received advancement of expenses or indemnification under Section 15(d), and shall inure to the benefit of the heirs, executors, and administrators of such a Person.

g.               Effect of Amendment.  Any repeal, other termination, amendment, alteration or modification of the provisions of this Section 15 that in any way diminishes, limits, restricts, adversely affects or eliminates any right of a Person (or his or her successors) to indemnification or advancement of expenses hereunder shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged act or omission occurring prior thereto while such a Person was a Covered Person or any actual or alleged state of facts, then or previously existing, including with respect to any proceeding thereafter brought or threatened based in whole or in part upon any such actual or alleged act, omission or state of facts.

h.              Subrogation.  In the event of payment under this Section 15, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified Person, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.  The Company hereby acknowledges that certain Managers may be employees of F.A.B. Holdings I, LP (“FAB”) or any of its direct or indirect equityholders and have certain rights to indemnification, advancement of expenses and/or insurance provided by FAB and/or its direct or indirect equityholders (collectively, the “Fund Indemnitors”).  The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Managers are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Managers are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by the Managers and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Section 15(h), the certificate of formation of the Company and any other organizational documents of the Company from time to time (or any other agreement between the Company and the Managers), without regard to any rights the Managers may have against the Fund Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of the Managers with respect to any claim for which the Managers have sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Managers against the Company.  The Company and the Managers agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 15(h).

i.                  Exculpation.

i.                  To the fullest extent permitted under Section 102(b)(7) of the DGCL and applicable statutory and decisional law, a Manager shall not be personally liable to the Member(s) or the Company for monetary damages for breach of fiduciary duty as a Manager.  For purposes of this Section 15(i), Section 102(b)(7) of the DGCL shall be deemed to apply to the Company as if the Company were a Delaware corporation and for such purpose the terms “director”, “corporation” and “stockholders” used therein shall be deemed to refer to a Manager, the Company and the Member(s), respectively.  This Section 15(i) does not affect the availability of equitable remedies for breach of fiduciary duties.

ii.               If the DGCL or applicable statutory law is amended or applicable decisional law changes after the date of this Agreement to authorize Delaware corporations to further eliminate or limit the personal liability of directors of a Delaware corporation beyond that permitted as of the Effective

Time, the liability of a Manager to the Member(s) and the Company shall be further limited to the fullest extent permitted under the DGCL and applicable statutory and decisional law as so amended or changed, without the approval of any Member or any other Person and without the need for any amendment to this Agreement.

16.       Admission of Additional Members.  One (1) or more additional members of the Company may be admitted to the Company with the written consent of the Member.

17.       Termination of Membership.  The rights of the Member to share in the profits and losses of the Company, to receive distributions and to assign its interest in the Company pursuant to Section 18 shall, upon the termination of the legal existence of the Member, devolve on its legal representative for the purpose of administering its property.

18.       Assignments. The Member may transfer, assign, pledge or hypothecate, in whole or in part, its limited liability company interest, as determined in its sole discretion.

19.       Dissolution.

a.              The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member, (ii) the bankruptcy, withdrawal or termination of the legal existence of the Member, unless the Company is continued without dissolution in accordance with the Act, and (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

b.              In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner) and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

20.       Tax Matters.  The Company shall be treated as a “disregarded entity” (within the meaning of Treasury Regulation § 301.7701-3) for U.S. federal income tax purposes.  The Company (i) will not elect to be treated as an association taxable as a corporation, (ii) will, to the extent necessary, timely take such actions to ensure that it is treated as a disregarded entity, and (iii) will elect corresponding treatment for all state and local tax purposes.

21.       Separability of Provisions.  Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

22.       Entire Agreement.  This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.

23.       Governing Law.  This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles thereof), and all rights and remedies shall be governed by such laws.

24.       Amendments.  This Agreement may not be modified, altered, supplemented or amended except pursuant to an instrument in writing signed by the Member.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above.

MEMBER

F.A.B. Holdings I LP

By:	F.A.B. Financial Investments GP Limited,
its General Partner

By:	/s/ Christopher Ruark
Name: Christopher Ruark
Title: Director

By:	/s/ Tamara Williams
Name: Tamara Williams
Title: Director

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED LLC AGREEMENT — CIFC LLC]

(Solely for purposes of Section 1)

SUBSIDIARY

CIFC MEMBER LLC

By:	/s/ Julian Weldon
Name: Julian Weldon
Title: General Counsel

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED LLC AGREEMENT — CIFC LLC]